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                                                                    EXHIBIT 99.1



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     W. R. Berkley Corporation               NEWS
     165 Mason Street, P.O. Box 2518         RELEASE
     Greenwich, Connecticut 06836-2518
     (203) 629-3000
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           FOR IMMEDIATE RELEASE                CONTACT: Eugene G. Ballard
                                                         Senior Vice President-
                                                         Chief Financial Officer
                                                         and Treasurer
                                                         203-629-3000

                      W. R. BERKLEY CORPORATION ESTABLISHES
                        RESERVE FOR ENRON-RELATED LOSSES

     Greenwich, CT, December 14, 2001 -- W. R. Berkley Corporation (NYSE: BER) announced today that it is establishing a reserve of $12 million, after taxes and net of reinsurance, for potential losses arising from the recent bankruptcy filing by Enron Corporation. These losses are a result of the Company's surety reinsurance of companies that operate as national surety insurers. Although the Company's reserve provision includes potential losses from certain classes of bond guarantees, the Company believes that coverage for such exposures should not apply under certain of its surety reinsurance contracts. The Company also announced that it will cease writing business with exposures to large national risks commencing January 1, 2002, and will focus primarily on its regional surety reinsurance business.

     Certain circumstances, including the timing and extent to which claims emerge, coverage determinations and developments in the Enron bankruptcy proceedings, may impact the amount and timing of actual loss payments.

     The Company has no direct exposure to Enron in its investment portfolio or any other lines of insurance.



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     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in six segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance, international and inactive business.

This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2001 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, timing and development of losses related to the Enron bankruptcy, the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attacks of September 11, 2001, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, the effects of the refocusing of our business, including our withdrawal from the personal lines business, uncertainty as to reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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